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                                  EXHIBIT 21.1

                            VALERO ENERGY CORPORATION
                            SCHEDULE OF SUBSIDIARIES
                             AS OF DECEMBER 31, 2000




          NAME OF SUBSIDIARY                               STATE OF ORGANIZATION
          ------------------                               ---------------------

Valero Energy Corporation                                         Delaware
    Valero Corporate Services Company                             Delaware
        Valero Coal Company                                       Delaware
        Valero Producing Company                                  Delaware
        VMGA Company                                              Delaware
    Valero Refining and Marketing Company                         Delaware
        Valero Capital Corporation                                Delaware
        Valero Marketing and Supply Company                       Delaware
        Valero Natural Gas Pipeline Company                       Delaware
        Valero Refining Company-California                        Delaware
        Valero Refining Company-Louisiana                         Delaware
        Valero Refining Company-New Jersey                        Delaware
        Valero Refining Company-Texas                               Texas
           Valero Javelina, Inc.                                  Delaware
                 Valero Javelina, L.P.                            Delaware
           Valero Mediterranean Company                           Delaware
           Valero MTBE Investments Company                        Delaware
           Valero Technical Services Company                      Delaware